Exhibit 99.3
Old Line Bancshares, Inc. & Subsidiary Pro-Forma Consolidated Statement of Income Three Months Ended September 30, 2008

		Adjustments
Interest revenue
Loans, including fees	$3,642,695		$3,642,695
U.S. Treasury securities	17,052		17,052
U.S. government agency securities	40,319		40,319
Mortgage backed securities (4	96,203	74,104	170,307
Municipal securities	23,883		23,883
Federal funds sold	85,110		85,110
Other	31,262		31,262
Total interest revenue	3,936,524	74,104	4,010,628

Interest expense
Deposits	1,256,945		1,256,945
Borrowed funds	202,894		202,894
Total interest expense	1,459,839	-	1,459,839

Net interest income	2,476,685	74,104	2,550,789

Provision for loan losses	180,000		180,000
Net interest income after provision for loan losses	2,296,685	74,104	2,370,789

Non-interest revenue
Service charges on deposit accounts	78,533		78,533
Earnings on bank owned life insurance	90,895		90,895
Income (loss) on investment in real estate LLC	(7,737)		(7,737)
Other fees and commissions	47,419		47,419
Total non-interest revenue	209,110	-	209,110

Non-interest expense
Salaries	822,131		822,131
Employee benefits	222,607		222,607
Occupancy	286,729		286,729
Equipment	81,771		81,771
Data processing	67,163		67,163
Other operating	348,886		348,886
Total non-interest expense	1,829,287	-	1,829,287

Income before income taxes	676,508	74,104	750,612

Income taxes(5	243,115	29,230	272,345
Net income	433,393	44,874	478,267

Dividends and Accretion on Series A Preferred Stock(6	-	102,571	102,571

Net income available for common stockholders	$433,393	$(57,697)	$375,696

Basic earnings per common share(7	$0.11	$(0.01)	$0.10
Diluted earnings per common share(8	$0.11	$(0.01)	$0.10